EXHIBIT 23.2


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Infinity, Inc. on Form SB-2 (dated April 16, 2002) of our report dated May 8, 2001, relating to the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2001, and for the year then ended, appearing in the Company's Annual Report on Form 10-KSB for the nine month transition period ended December 31, 2001 and to the reference to our firm under the caption "Experts."





/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma

April 16, 2002